RENEWAL ADDENDUM NO. 3 TO EMPLOYMENT AGREEMENT

This Renewal Addendum No. 3 is made this 30th day of March, 2016, to the Employment Agreement between Jon M. Gadberry (the “Employee”) and Home Federal Bank, a South Dakota state chartered bank (the “Bank”), dated March 27, 2013 (the “Employment Agreement”). The Board of Directors of the Bank and of HF Financial Corp., the parent company of the Bank, have authorized the Chairman of the Bank’s Board of Directors to execute this Renewal Addendum No. 3 on behalf of the Bank.

WHEREAS, the term of Employment Agreement, as extended by Renewal Addendum No. 2 to Employment Agreement dated March 17, 2015, expires on June 30, 2016, unless renewed by mutual agreement of Employee and the Bank; and

WHEREAS, the Employment Agreement may be renewed for not less than one year by providing notice thereof no later than ninety (90) days prior to the end of the then existing term; and

WHEREAS, Employee and the Bank do mutually agree to renew the term of the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing and of paragraph 1 of the Employment Agreement, the parties agree as follows:

1.    The term of the Employment Agreement is hereby renewed and the Employment Agreement shall continue in effect through June 30, 2017.

IN WITNESS WHEREOF, Employee and the Bank have executed this Renewal Addendum No. 3 effective as of the day and year first above written.

EMPLOYEE    HOME FEDERAL BANK

/s/ Jon M. Gadberry        /s/ Michael M. Vekich
Jon M. Gadberry        By: Michael M. Vekich
        Its: Chairman of the Board